                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in Amendment No. 1 to this Registration Statement on Form S-4 of CD Radio Inc. of our report dated February 5, 1999 (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern), relating to the consolidated financial statements of CD Radio Inc., which appears in such Registration Statement. We also consent to the incorporation by reference of our report dated February 5, 1999 (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) relating to the consolidated financial statements and our report dated February 5, 1999, relating to the financial statement schedule, appearing in CD Radio Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

New York, New York
October 12, 1999